UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2025

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 4, 2025, James Radich retired as Executive Vice President, Chief Operating Officer of Granite Construction Incorporated (the “Company”). In connection with his retirement, Mr. Radich and the Company entered into a severance agreement, release and waiver (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Radich will (1) cease to be an employee of the Company as of July 4, 2025 (the “Separation Date”), (2) as soon as practicable following the Separation Date, receive pay for any accrued but unpaid salary or wages for services rendered through the Separation Date, (3) remain entitled to receive his vested benefits in accordance with the Company’s Annual Incentive Plan and 2025 participation agreement based on actual results, (4) remain entitled to receive a payout under his long term incentive plan awards based on actual results through the end of the applicable performance period and pro-rated for his service including accrued but unused vacation days, payable in cash and (5) receive a cash payment equal to 18 months of COBRA health care coverage for him and his eligible dependents. The Severance Agreement also contains customary non-solicit, non-disparagement, cooperation and general release and waiver provisions. In connection with his retirement, Mr. Radich also received a retirement gift equal in value to approximately $3,000.

In addition, on July 4, 2025, Mr. Radich and the Company entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Radich may provide consulting services to the Company from the Separation Date through October 31, 2025, with the ability to extend upon mutual agreement, and assist the Company with, among other things, transition of management following Mr. Radich’s retirement, project and construction management, claim review and other business matters related to the Company. Mr. Radich will be paid an hourly rate of $250.00 for his services under the Consulting Agreement. The Consulting Agreement also contains customary confidentiality and non-compete provisions.

The foregoing descriptions of the Severance Agreement and the Consulting Agreement are qualified in their entirety by reference to the Severance Agreement and Consulting Agreement attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement, Release and Waiver, dated July 4, 2025, by and between the Company and Mr. Radich
10.2	Consulting Agreement, dated July 4, 2025, by and between the Company and Mr. Radich
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Executive Vice President, Chief Legal Officer and Secretary

Date: July 7, 2025